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                                                                     EXHIBIT 3.2



                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       Of

                     First Farmers and Merchants Corporation


         Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1. The name of the corporation is:

         First Farmers and Merchants Corporation
         ----------------------------------------------------------------------
         2. The amendment adopted is:

                  9. The maximum number of shares which the Corporation shall have the authority to issue is 8,000,000 shares, having a par value of $10.00 per share.

         ----------------------------------------------------------------------

         3. The amendment was duly adopted at a meeting of the shareholders on April 21, 1998.

         4. No exchange, reclassification, or cancellation of issued shares is involved.


                                       First Farmers and Merchants Corporation


                                       By:  /s/ Waymon L. Hickman
                                            ------------------------------------
                                            Waymon L. Hickman
                                            Chairman/Chief Executive Officer

                                       Date:August 21, 1998






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                                     CHARTER

                                       OF

                     FIRST FARMERS AND MERCHANTS CORPORATION

         THE UNDERSIGNED natural persons, having capacity to contract and acting as incorporators of a corporation under the Tennessee General Corporation Act, adopt the following Charter for such corporation:

         1. Name. The name of the Corporation is:

                     FIRST FARMERS AND MERCHANTS CORPORATION

         2. Duration. The duration of the Corporation is perpetual.

         3. Address. The address of the principal office of the Corporation in the State of Tennessee shall be 816 South Garden Street, Columbia, Tennessee 38401.

         4. Profit. The Corporation is for profit.

         5. Purpose. The purpose or purposes for which the Corporation is organized are:

         To purchase, own and hold the stock of other corporations and associations, and to do every act and thing covered generally by the term "holding company" or "holding corporation, to direct the operations of banking or other corporations or associations through the ownership of stock therein or through any form of contract, trust or other agreement, and in connection therewith, or in aid thereof;

         To purchase, subscribe for, or otherwise acquire and own, hold, use, sell, assign, transfer, mortgage, pledge, exchange, create security interests in, or otherwise dispose of real and personal property of every kind and description, including good will, trade names, rights and franchises, and including shares of stock, certificates or other interests in voting trust for shares of stock, or any bonds, debentures, notes, evidences of indebtedness or other securities, contracts or obligations of any banking or other corporation or corporations, association or associations, organized under the laws of the State of Tennessee or the United States of America or any other state or district or country, nation or government, and to pay therefor in whole or in part in cash or by exchanging therefor, stocks, bonds or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such real or personal property, stock, bonds, debentures, notes, evidences of indebtedness or other securities, contracts, or obligations, to receive, collect and dispose of the interest, dividends and income arising therefrom and to possess and exercise in respect thereof, all of the rights, powers and privileges of ownership, including all voting powers on any stocks, voting trust certificates, or other securities so owned; and in connection with any acquisition, disposition, pledge or other act of ownership with regard to any such stocks, securities or other property, whether tangible or intangible, to assume or guarantee performance of any liabilities, obligations or contracts of any persons, firms, corporations or associations;

         To organize or promote or facilitate the organization of any corporation, association, partnership, subsidiary or other entity, under the laws of Tennessee or the United States of America or any other state or district or country, nation or government, for the purpose of transacting, promoting or carrying on a banking or any other lawful business or purpose or purposes;







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         To merge, consolidate, dissolve, wind up or liquidate any corporation, association or other entity which this corporation may organize, purchase or otherwise acquire or have an interest in, or to cause the same to be merged, consolidated, dissolved, wound up or liquidated;

         To aid, either by loans or by guaranty of securities or in any other manner, any corporation, association, building, enterprise, venture, or voting trust, domestic or foreign, shares of stock in which or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which are held by this corporation, directly or indirectly, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by it or in which it may at any time be interested, directly or indirectly, through other corporations or otherwise; and

         To engage in management consulting or to provide management services for any corporation, association, business, enterprise, venture or property in which, or in the welfare of which, this corporation shall have any interest; and

         To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this Corporation, and to do all things specified in the Tennessee General Corporation Act, and to have and to exercise all powers conferred by the laws of the State of Tennessee on corporations formed under the laws pursuant to which and under which this Corporation is formed, as such laws are now in effect or may at any time hereafter be amended and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this Corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specific powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.

         6. The Corporation shall have and exercise all powers necessary or convenient to effect any and all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Tennessee General Corporation Act, as codified in Tennessee Code Annotated, Sections 48-101, et seq., or as the same shall hereafter be amended.

         7. The property, affairs and business of the Corporation shall be managed by a Board of Directors. The number of Directors shall be as specified in the Bylaws of the Corporation. The Directors shall be elected by the stockholders at the annual meeting of the stockholders and each director shall be elected for a term of one (1) year or until his successor shall be elected and shall qualify. There shall be no cumulative voting for directors.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Tennessee the Board of Directors is expressly authorized and empowered:

         (a) To make, alter, amend and repeal the Bylaws, subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

         (b) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board in its sole discretion may





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determine, and to pledge or mortgage as security therefor any real or personal property of the Corporation, including after acquired property;

         (c) To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

         (d) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors of the Corporation; to fix the amount of profits to be shared or distributed; and to determine the persons who participate in any such plans and the amount of their respective participations;

         (e) To designate by resolution or resolutions passed by a majority of the whole Board one or more committees, each consisting of two (2) or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

         (f) To provide for the reasonable compensation of its own members in the Bylaws and to fix the terms and conditions upon which such compensation will be paid;

         (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless to the provisions of the laws of the State of Tennessee these Articles of Incorporation, and the Bylaws of the Corporation.

         8. The private property of the stockholders shall not be subject to the payment of any corporate debts to any extent whatever.

         9. The maximum number of shares which the Corporation shall have the authority to issue is 500,000 shares, having a par value of $10.00 per share.

         10. The Corporation will not commence business until consideration of $1,000.00 has been received from the issuance of shares.

         11. The provisions of this Charter of Incorporation may be amended, altered, or repealed from time to time `o the extent, and in the manner prescribed by the laws of the State of Tennessee and any additional provisions so authorized may be added. All rights herein conferred on the directors, officers, and stockholders are granted subject to this reservation.




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